Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TE Products Pipeline Company, Limited Partnership (the “Company”), on Form 10-Q for the quarter ended September 30, 2005 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Barry R. Pearl, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BARRY R. PEARL
Barry R. Pearl
President and Chief Executive Officer
TEPPCO GP, Inc., General Partner

November 1, 2005
Date

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q.  A signed original of this written statement required by Section 906 has been provided to TE Products Pipeline Company, Limited Partnership and will be retained by TE Products Pipeline Company, Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.